Exhibit 99.1

♦NEWS♦

FOR IMMEDIATE RELEASE:  May 15, 2007

CONTACT:	Jacobs Entertainment, Inc.
Stephen R. Roark, President
303-215-5201

Jacobs Entertainment, Inc. Reports First Quarter Results

GOLDEN, Colorado — May 15, 2007 — Jacobs Entertainment, Inc. (“JEI”), an owner and operator of multiple gaming properties, today announced unaudited financial results for its first quarter ended March 31, 2007.

Net revenues for the first quarter of 2007 were $82.3 million compared to $75.3 million for the first quarter of the previous year.  Net income for the first quarter of 2007 was $2.2 million compared to $5.7 million in the same quarter of the previous year.

Jacobs Entertainment, Inc. will host a conference call to discuss its operating results for its first quarter ended March 31, 2007.  The conference call will be held at 11:00 a.m. Eastern Time on Wednesday, May 16, 2007, and will be hosted by Stephen R. Roark, President of Jacobs Entertainment, Inc. and Ian M. Stewart, President of Pari-Mutuel Wagering Operations, along with other members of the JEI management team.

To participate in the JEI conference call on Wednesday, May 16, 2007 at 11:00 a.m. Eastern Time, please dial (888) 857-6932 and give confirmation code #9054457.  Please call 5-7 minutes before the call is to begin.

If you are unable to join the JEI conference call, you may access a replay of the call starting Wednesday, May 16, 2007 at 1:30 p.m. Eastern Time.  To access the replay, please dial (888) 203-1112 and reference the confirmation code #9054457.  The replay will run until midnight Eastern Time, Wednesday, May 23, 2007.

Based in Golden, CO, Jacobs Entertainment is the owner and operator of The Lodge Casino at Black Hawk and The Gilpin Casino, both located in Black Hawk, Colorado; the Gold Dust West-Reno Casino in Reno, Nevada; the Gold Dust West-Carson City Casino in Carson City, Nevada; the Gold Dust West-Elko Casino in Elko, Nevada (the casino properties); Colonial Downs Racetrack in Virginia and nine related off-track wagering facilities located in Virginia; and 17 truck plaza video gaming facilities located in

Louisiana with a share in the gaming revenues of an additional truck plaza located in Louisiana.

Our business and financial performance are subject to a number of risks and uncertainties that might adversely affect our operating results in the future in a material way, such as the intensity of competition, our ability to meet debt obligations, regulatory compliance, taxation levels, effects of national and regional economic and market conditions, labor and marketing costs, success of our diversification plan and the successful integration of our operations.

JACOBS ENTERTAINMENT, INC.
FINANCIAL HIGHLIGHTS (unaudited)
(dollars in thousands)

SELECTED INCOME STATEMENT DATA

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Total revenues	$89,426	$81,800
Promotional allowances	(7,158)	(6,530)
Net revenues	82,268	75,270

Costs and expenses	(73,345)	(63,653)
Interest expense, net	(6,684)	(5,925)
Net income	$2,239	$5,692

SELECTED BALANCE SHEET DATA

	March 31,	December 31,
	2007	2006

Total assets	$348,350	$337,561
Total liabilities	$314,022	$306,171
Stockholder’s equity	$34,328	$31,390

(cont.)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that management believes is useful because it allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures.  Management internally evaluates the performance of the Company’s properties using EBITDA measures, as do most analysts following the gaming industry.  EBITDA is also a component of certain financial covenants in the Company’s debt agreements.  This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as net income, nor should it be considered as an indicator of our overall financial performance.  Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited.

RECONCILIATION OF EBITDA TO NET INCOME
(dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Net income as reported above	$2,239	$5,692
Add:
Interest expense, net	6,684	5,925
Depreciation and amortization	3,970	3,146
EBITDA	$12,893	$14,763

###